Exhibit 16.1

October 3, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Semantix, Inc. pursuant to Item 16F(a) of Form 20-F (copy attached), which we understand will be filed with the Securities and Exchange Commission as part of the Registration Statement on Form F-3 of Semantix Inc., dated October 3, 2023. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.

São Paulo, Brazil